UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 18, 2016

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan		49022-2692
(Address of principal executive offices)		(Zip Code)
(269) 923-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities At (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Effective October 18, 2016, the Board of Directors (the “Board”) of Whirlpool Corporation (the “Company”) amended and restated the By-laws of the Company (the “By-laws”).

The By-Laws were amended primarily to implement proxy access. Specifically, Section 13 of Article II includes the following provisions to implement proxy access:

•	Ownership threshold: at least 3% of the outstanding common stock of the Company;

•	Holding period: continuously for at least 3 years;

•	Number of nominees: greater of two individuals or 20% of the Board (rounded down to the nearest whole number);

•	Nominating group size: up to 20 shareholders, each of whom meets the requirements of the By-Laws, may group together to reach the 3% ownership threshold;

•	Treatment of loaned shares: loaned shares count for ownership, so long as the shareholder has the power to recall the shares on no more than five business days’ notice;

•
Single shareholder definition: includes two or more funds or trusts that are (i) under common management and investment control; (ii) under common management and funded primarily by the same employer; or (iii) a “group of investment companies” as defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended; and

•	Holding requirement: the shareholder (or each shareholder in the nominating group) must hold the requisite amount of shares through the annual meeting date.

Shareholders and shareholder nominees must satisfy additional requirements specified in the By-Laws.

The By-laws were also amended to make changes to various provisions to reflect the adoption of proxy access, including Article II, Sections 11 and 14 and Article III, Section 2.
The foregoing is a summary of the By-law amendments. This summary is qualified in its entirety by reference to the By-laws, as amended and filed as Exhibit 3.2 attached hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

3.2 By-laws of Whirlpool Corporation (Amended and Restated as of October 18, 2016)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2016		WHIRLPOOL CORPORATION

	By:	/s/ BRIDGET K. QUINN
	Name:	Bridget K. Quinn
	Title:	Corporate Secretary and Group Counsel